UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2023 (the “Effective Date”), AdaptHealth Corp. (the “Company”) entered into a new employment agreement with Albert Prast (the “Employment Agreement”) that will govern the terms of his continued employment as the Chief Technology Officer of the Company commencing on the Effective Date. Pursuant to the Employment Agreement, Mr. Prast will continue to receive an annual base salary of $450,000 and will be eligible to receive a target annual incentive bonus equal to 100% of his base salary, with the actual bonus based on the achievement of annual company and individual performance objectives for such fiscal year. Pursuant to the Employment Agreement, if Mr. Prast’s employment is terminated by the Company without “cause” or Mr. Prast resigns with “good reason” (as such terms are defined in the Employment Agreement), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with certain restrictive covenants (described below), Mr. Prast will be entitled to (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (ii) continued payment of base salary through the later to occur of (x) the second anniversary of the Effective Date, and (y) the date that is nine months immediately following the date of such termination, and (iii) continued coverage, at the Company’s cost, under the Company’s group health plan for a period of nine months following such date of termination. In the event that Mr. Prast resigns without good reason effective as of the second anniversary of the Effective Date, and with not less than 30 days’ written notice of such resignation, all then-outstanding equity awards held by Mr. Prast that would have vested if his employment had continued through the third anniversary of the Effective Date will continue to vest through the third anniversary of the Effective Date, subject to his compliance with certain restrictive covenants (with any performance-vested awards vesting based on actual performance as determined by the Compensation Committee of the Board of Directors of the Company).

In connection with the Employment Agreement, Mr. Prast also entered into a restrictive covenant agreement, which includes an 18-month post-termination non-compete and non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite non-disparagement covenant.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between AdaptHealth Corp. and Albert Prast, dated July 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 26, 2023

AdaptHealth Corp.

By:	/s/ Jason Clemens
	Name:	Jason Clemens
	Title:	Chief Financial Officer